EXHIBIT 99.2

WestRock Reports Solid Results in Fiscal 2017 First Quarter

NORCROSS, Ga., Jan. 24, 2017 (GLOBE NEWSWIRE) -- WestRock Company (WestRock) (NYSE:WRK), a leading provider of differentiated paper and packaging solutions, today announced results for its fiscal first quarter ended December 31, 2016.

First Quarter 2017 Highlights and Portfolio Transformation

  Earned $0.32 per diluted share and $0.47 of adjusted earnings per diluted share
  Generated net cash from operating activities of $517 million and adjusted free cash flow of $369 million
  Achieved $85 million in year-over-year productivity improvements and an annual run rate of $580 million of synergy and performance improvements
  Repurchased 1.35 million shares of WestRock common stock for $68 million
  Continued portfolio transformation with announced sale of Home, Health and Beauty business, generating net after-tax proceeds of approximately $1 billion
  Announced the definitive agreement to acquire Multi Packaging Solutions International Limited (NYSE:MPSX)

Three Months Ended
December 31, 2016

Earnings per diluted share	$0.32

Restructuring and other items (1)	0.24
One-time state tax benefit	(0.09)

Adjusted earnings per diluted share	$0.47

 (1) See “Restructuring and Other Items”

“Our team executed well against our strategy and delivered a solid quarter, and we continued to deliver on our productivity goals which helped to offset the impact of cost inflation and other factors," said Steve Voorhees, WestRock’s chief executive officer. “A more positive macro-economic climate, coupled with WestRock’s unique portfolio of products and capabilities, gives us confidence in our ability to achieve our goals and drive value for customers and stockholders in fiscal 2017.

"We continue to make progress in our effort to enhance our focus on our core paper and packaging businesses,” continued Voorhees. “With the announced sale of the Home, Health and Beauty business and the announced acquisition of Multi Packaging Solutions, we are executing on our strategy and are strengthening our packaging portfolio.”

Conference Call

WestRock will host a conference call to discuss the results of operations for the first quarter of fiscal 2017, the definitive agreement to acquire Multi Packaging Solutions and other topics that may be raised during the discussion at 8:30 a.m., Eastern Time, on January 24, 2017. The conference call, which will be webcast live, an accompanying slide presentation, and this press release can be accessed at ir.westrock.com.

Investors who wish to participate in the webcast via teleconference should dial 877-201-0168 (inside the U.S.) or 647-788-4901 (outside the U.S.) at least 15 minutes prior to the start of the call and enter the passcode 56989237. Replays of the call can be accessed via the webcast at ir.westrock.com.

About WestRock

WestRock (NYSE:WRK) partners with our customers to provide differentiated paper and packaging solutions that help them win in the marketplace. WestRock’s 39,000 team members support customers around the world from more than 250 operating and business locations spanning North America, South America, Europe and Asia. Learn more at www.westrock.com.

Consolidated Financial Results

The financial results below illustrate the performance of WestRock for the quarters ended December 31, 2016, and December 31, 2015 (in millions).

	Dec. 31, 2016	Dec 31, 2015	Change

Net sales	$3,447.2	$3,470.9	$(23.7)

Segment income and Non-allocated expenses	$216.1	$267.5	$(51.4)
Depreciation	214.6	211.5	3.1
Amortization	60.6	60.1	0.5
Less: Deferred financing costs	(1.1)	(1.2)	0.1
Inventory step-up, net of LIFO	―	2.8	(2.8)
Adjusted Segment EBITDA and Non-allocated expenses	$490.2	$540.7	$(50.5)

The $24 million decline in net sales was primarily attributable to the impact of $88 million lower volume, partially offset by a $39 million increase in Land and Development net sales and a $14 million increase due to the impact of foreign currency.

Segment income and Non-allocated expenses and Adjusted Segment EBITDA and Non-allocated expenses each decreased by $51 million compared to the prior year quarter. These declines were primarily due to a decrease of $38 million in the Corrugated Packaging segment’s Adjusted Segment EBITDA, $10 million of increased Non-allocated expenses and a decrease of $4 million in the Consumer Packaging segment’s Adjusted Segment EBITDA. The net decrease in Segment income and Non-allocated expenses and Adjusted Segment EBITDA and Non-allocated expenses was due primarily to synergy and performance improvements being more than offset by cost inflation, lower price/mix and volume, the impact of the hurricane and other items.

Corrugated Packaging Segment

	Dec. 31, 2016	Dec 31, 2015	Change

Segment sales	$1,943.6	$1,964.3	$(20.7)

Segment income	$141.5	$180.1	$(38.6)
Depreciation	123.5	121.7	1.8
Amortization	21.9	22.4	(0.5)
Inventory step-up, net of LIFO	―	0.6	(0.6)
Adjusted Segment EBITDA	$286.9	$324.8	$(37.9)

Operating Highlights for the Quarter Ended December 31, 2016:

  Corrugated Packaging segment EBITDA margin of 14.8% and North American Corrugated Adjusted EBITDA margin of 15.8%; Brazil Corrugated Adjusted EBITDA margin of 24.4%
  Shipments in North America of 2.03 million tons, a decrease of 15,000 tons from the prior year quarter
  Maintenance downtime of 115,000 tons and no economic downtime taken
  Brazil box shipments increased 7% versus the prior year period on a per day basis
  Segment income impacted by an estimated $20 million for Hurricane Matthew and a legal settlement

Period Comparability Items:

  The impact of foreign exchange on segment sales and income for the current quarter was favorable $15 million and favorable $2 million, respectively

Consumer Packaging Segment

	Dec. 31, 2016	Dec. 31, 2015	Change

Segment sales	$1,510.9	$1,542.2	$(31.3)

Segment income	$87.6	$91.2	$(3.6)
Depreciation	88.6	87.8	0.8
Amortization	38.4	37.3	1.1
Inventory step-up, net of LIFO	―	2.2	(2.2)
Adjusted Segment EBITDA	$214.6	$218.5	$(3.9)

Operating Highlights for the Quarter Ended December 31, 2016:

  Consumer Packaging Segment EBITDA margin of 14.2%
  Stable shipments of paperboard and converted products
  Strong operational execution and realization of productivity benefits
  Strong EBITDA margin growth in the home, health and beauty business

Period Comparability Items:

  The impact of foreign exchange on segment sales and income for the current quarter was unfavorable $1 million and $1 million, respectively

Restructuring and Other Items

Restructuring and other items during the first quarter of fiscal 2017 included the following pre-tax costs and expenses:

  $51 million of closure related costs, primarily related to costs associated with a folding carton and beverage operations and costs at other previously closed facilities; approximately $39 million of the closure related costs were non-cash
  $22 million of integration expenses, $6 million of divestiture expenses primarily associated with our home, health and beauty business and $2 million of acquisition costs
  $7 million of other items, primarily operating losses associated with operations in the process of being closed

Cash Provided From Operating, Financing and Investing Activities

Cash from operations was $517 million in the first quarter of fiscal 2017, in line with $523 million in the prior year quarter. Total debt was $5.77 billion at December 31, 2016, including $306 million for the fair-value of debt stepped-up in purchase accounting. Consistent with WestRock’s balanced capital allocation strategy, during the first quarter, WestRock invested $176 million in capital expenditures, paid $100 million in dividends and returned $68 million to stockholders in stock repurchases.

Cautionary Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on our current expectations, beliefs, plans or forecasts and are typically identified by words or phrases such as "may," "will," "could," "should," "would," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "prospects," "potential" and "forecast," and other words, terms and phrases of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. WestRock cautions readers that a forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Such forward-looking statements include, but are not limited to, our expectation that a more positive macro-economic climate, coupled with our unique portfolio of products and capabilities, gives us confidence in our ability to achieve our goals and drive value for customers and stockholders in fiscal 2017; we continue to make progress in our effort to enhance our focus on our core paper and packaging businesses; and with the announced sale of the Home, Health and Beauty business and the announced acquisition of Multi Packaging Solutions, we are executing on our strategy and are strengthening our packaging portfolio. With respect to these statements, WestRock has made assumptions regarding, among other things, the results and impacts of the strategic combination of Rock-Tenn Company and MeadWestvaco Corporation’s respective businesses; economic, competitive and market conditions generally; volumes and price levels of purchases by customers; and competitive conditions in WestRock's businesses and possible adverse actions of their customers, competitors and suppliers. Further, WestRock's businesses are subject to a number of general risks that would affect any such forward-looking statements including, among others, decreases in demand for their products; increases in energy, raw materials, shipping and capital equipment costs; reduced supply of raw materials; fluctuations in selling prices and volumes; intense competition; the potential loss of certain customers; the scope, costs, and repair, which could result in operational disruptions of varied duration; our desire or ability to continue to repurchase company stock; and adverse changes in general market and industry conditions. Such risks and other factors that may impact management's assumptions are more particularly described in our filings with the Securities and Exchange Commission, including in Item 1A “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2016. The information contained herein speaks as of the date hereof and WestRock does not have or undertake any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

WestRock Company
Condensed Consolidated Statements of Operations
In millions, except per share amounts (unaudited)

	Three months ended
	December 31,
	2016	2015
		(recast)

Net sales	$3,447.2	$3,470.9

Cost of goods sold	2,855.9	2,816.2

Gross profit	591.3	654.7
Selling, general and administrative, excluding intangible amortization	336.3	335.9
Selling, general and administrative intangible amortization	52.6	52.6
Restructuring and other costs, net	81.0	162.8

Operating profit	121.4	103.4
Interest expense	(65.1)	(65.2)
Interest income and other income (expense), net	12.1	15.8
Equity in income of unconsolidated entities	13.7	1.3

Income from continuing operations before income taxes	82.1	55.3

Income tax expense	(3.6)	(24.9)

Income from continuing operations	78.5	30.4

Loss from discontinued operations (net of income tax expense of $0 and $1.3)	-	(482.1)
Consolidated net income (loss)	78.5	(451.7)

Less: Net loss (income) attributable to noncontrolling interests	2.4	(1.8)

Net income (loss) attributable to common stockholders	$80.9	$(453.5)

Diluted weighted average shares outstanding	255.3	262.1

Diluted earnings per share from continuing operations	$0.32	$0.12
Diluted loss per share from discontinued operations	-	(1.85)
Diluted earnings (loss) per share	$0.32	$(1.73)

WestRock Company
Segment Information
In millions (unaudited)

	Three months ended
	December 31,
	2016	2015

		(recast)
Net sales:

Corrugated Packaging	$1,943.6	$1,964.3
Consumer Packaging	1,510.9	1,542.2
Land and Development	54.0	15.4
Intersegment Eliminations	(61.3)	(51.0)

Total net sales	$3,447.2	$3,470.9

Income from continuing operations before income taxes:

Corrugated Packaging	$141.5	$180.1
Consumer Packaging	87.6	91.2
Land and Development	1.7	0.7

Total segment income	$230.8	$272.0

Restructuring and other costs, net	(81.0)	(162.8)
Non-allocated expenses	(14.7)	(4.5)
Interest expense	(65.1)	(65.2)
Interest income and other income (expense), net	12.1	15.8
Income from continuing operations before income taxes	$82.1	$55.3

WestRock Company
Condensed Consolidated Statements of Cash Flows
In millions (unaudited)

	Three months ended
	December 31,
	2016	2015
Cash flows from operating activities:
Consolidated net income (loss)	$78.5	$(451.7)

Adjustments to reconcile consolidated net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	275.2	294.3
Cost of real estate sold	51.3	9.3
Deferred income tax benefit	(18.8)	(20.5)
Share-based compensation expense	17.1	11.8
Gain on disposal of plant and equipment and other, net	(0.4)	(0.5)
Equity in income of unconsolidated entities	(13.7)	(1.3)
Pension and other postretirement funding (more) than expense (income)	(17.0)	(12.2)
Cash surrender value increase in excess of premium paid	(6.3)	(10.0)
Impairment adjustments	38.1	123.1
Distributed earnings from equity investments	8.6	0.5
Other non-cash items	(13.4)	(14.6)
Impairment of Specialty Chemicals goodwill	-	478.3
Changes in operating assets and liabilities, net of acquisitions / divestitures:
Accounts receivable	53.8	228.6
Inventories	(45.3)	(59.5)
Other assets	(16.0)	15.5
Accounts payable	166.5	(49.0)
Income taxes	(2.9)	30.5
Accrued liabilities and other	(37.9)	(49.6)
Net cash provided by operating activities	517.4	523.0

Investing activities:

Capital expenditures	(176.1)	(203.8)
Cash received (paid) for business acquisitions, net of cash acquired	3.5	(281.7)
Debt purchased in connection with an acquisition	-	(36.5)
Corporate-owned life insurance premium paid	(0.7)	-
Investment in unconsolidated entities	(1.4)	(0.1)
Return of capital from unconsolidated entities	9.5	0.1
Proceeds from the sale of subsidiary and affiliates	-	10.2
Proceeds from sale of property, plant and equipment	4.7	8.4
Net cash used for investing activities	(160.5)	(503.4)

Financing activities:

Additions to revolving credit facilities	3.4	46.4
Additions to debt	0.6	277.2
Repayments of debt	(5.5)	(143.8)
Other financing repayments	(10.6)	(0.4)
Issuances of common stock, net of related minimum tax withholdings	9.2	5.4
Purchases of common stock	(68.0)	(94.3)
Excess tax benefits from share-based compensation	0.7	-
Advances from (repayments to) unconsolidated entity	1.0	(1.1)
Cash dividends paid to stockholders	(100.4)	(96.4)
Cash distributions to noncontrolling interests	(21.0)	(2.8)
Net cash used for financing activities	(190.6)	(9.8)

Effect of exchange rate changes on cash and cash equivalents	(13.9)	(1.2)

Increase in cash and cash equivalents	152.4	8.6

Cash and cash equivalents from continuing operations, at beginning of period	340.9	207.8
Cash and cash equivalents from discontinued operations, at beginning of period	-	20.5
Balance of cash and cash equivalent at beginning of period	340.9	228.3

Cash and cash equivalents from continuing operations, at end of the period	493.3	204.8
Cash and cash equivalents from discontinued operations, at end of the period	-	32.1
Cash and cash equivalents at end of period	$493.3	$236.9

Supplemental disclosure of cash flow information
Cash paid (received) during the period for:
Income taxes, net of refunds	$23.5	$23.4
Interest, net of amounts capitalized	20.5	19.2

WestRock Company
Condensed Consolidated Balance Sheets
In millions (unaudited)

	December 31,	September 30,
	2016	2016

Assets
Current assets
Cash and cash equivalents	$493.3	$340.9
Restricted cash	7.3	25.5
Accounts receivable (net of allowances of $38.5 and $36.5)	1,517.5	1,592.2
Inventories	1,656.3	1,638.2
Other current assets	360.8	315.8
Total current assets	4,035.2	3,912.6

Property, plant and equipment, net	9,079.1	9,294.3
Goodwill	4,762.1	4,778.1
Intangibles, net	2,520.1	2,599.3
Restricted assets held by special purpose entities	1,291.9	1,293.8
Prepaid pension asset	271.5	257.8
Other assets	911.2	902.3
Total assets	$22,871.1	$23,038.2

Liabilities and Equity
Current liabilities
Current portion of debt	$283.4	$292.9
Accounts payable	1,213.3	1,054.4
Accrued compensation and benefits	296.0	405.9
Other current liabilities	439.8	429.8
Total current liabilities	2,232.5	2,183.0

Long-term debt due after one year	5,483.8	5,496.3
Pension liabilities, net of current portion	326.7	328.1
Postretirement medical liabilities, net of current portion	141.0	140.0
Non-recourse liabilities held by special purpose entities	1,167.8	1,170.2
Deferred income taxes	3,116.0	3,130.7
Other long-term liabilities	760.6	746.2
Redeemable noncontrolling interests	12.7	13.7

Total common stockholders' equity	9,551.5	9,728.8
Noncontrolling interests	78.5	101.2
Total Equity	9,630.0	9,830.0
Total liabilities and equity	$22,871.1	$23,038.2

Non-GAAP Financial Measures and Reconciliations

WestRock reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). However, management believes certain non-GAAP financial measures provide investors and other users with additional meaningful financial information that should be considered when assessing our ongoing performance. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions, and in evaluating WestRock’s performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, WestRock’s GAAP results. The non-GAAP financial measures we present may differ from similarly captioned measures presented by other companies. We discuss below details of the non-GAAP financial measures presented by us as well as reconciliations of such non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.

Adjusted Segment EBITDA Margins

WestRock management uses “Adjusted Segment EBITDA Margins,” along with other factors, to evaluate our segment performance against our peers. Management believes that investors also use this measure to evaluate WestRock’s performance relative to its peers. “Segment EBITDA Margin” is calculated for each segment by dividing that segment’s Segment EBITDA by Segment Net sales. “Adjusted Segment EBITDA Margin” is calculated for each segment by dividing that segment’s Adjusted Segment EBITDA by Adjusted Segment Sales.

Set forth below is a reconciliation of Adjusted Segment Sales, Adjusted Segment EBITDA and Adjusted Segment EBITDA Margins to the most directly comparable GAAP measures, Segment Net Sales and Segment Income for the quarter ended December 31, 2016 (in millions, except percentages):

	Corrugated Packaging	Consumer Packaging	Land and Development	Non-Alloc. / Eliminations	Consolidated

Segment Net sales	$1,943.6	$1,510.9	$54.0	$(61.3)	$3,447.2
Less: Trade sales	(74.0)	—	—	—	(74.0)
Adjusted Segment Sales	$1,869.6	$1,510.9	$54.0	$(61.3)	$3,373.2

Segment income and Non-allocated expenses	$141.5	$87.6	$1.7	$(14.7)	$216.1
Depreciation and amortization	145.4	127.0	0.2	2.6	275.2
Less: Deferred financing costs	―	―	―	(1.1)	(1.1)
Segment EBITDA	286.9	214.6	1.9	(13.2)	490.2
Plus: Inventory step-up	―	―	―	―	―
Adjusted Segment EBITDA and Non-allocated expenses	$286.9	$214.6	$1.9	$(13.2)	$490.2

Segment EBITDA Margins	14.8%	14.2%
Adjusted Segment EBITDA Margins	15.3%	14.2%

	North American Corrugated	Brazil Corrugated	Other	Total Corrugated Packaging

Segment Net sales	$1,717.0	$101.7	$124.9	$1,943.6
Less: Trade sales	(74.0)	—	—	(74.0)
Adjusted Segment Sales	$1,643.0	$101.7	$124.9	$1,869.6

Segment income (loss)	$131.7	$9.9	(0.1)	$141.5
Depreciation and amortization	127.8	14.9	2.7	145.4
Segment EBITDA	259.5	24.8	2.6	286.9
Plus: Inventory step-up	―	―	―	―
Adjusted Segment EBITDA	$259.5	$24.8	$2.6	$286.9

Segment EBITDA Margins	15.1%	24.4%		14.8%
Adjusted Segment EBITDA Margins	15.8%	24.4%		15.3%

Set forth below is a reconciliation of Adjusted Segment Sales, Adjusted Segment EBITDA and Adjusted Segment EBITDA Margins to the most directly comparable GAAP measures, Segment Net Sales and Segment Income for the quarter ended December 31, 2015 (in millions, except percentages):

	Corrugated Packaging	Consumer Packaging	Land and Development	Non-Alloc. / Eliminations	Consolidated

Segment Net sales	$1,964.3	$1,542.2	$15.4	$(51.0)	$3,470.9
Less: Trade sales	(65.1)	—	—	—	(65.1)
Adjusted Segment Sales	$1,899.2	$1,542.2	$15.4	$(51.0)	$3,405.8

Segment income and Non-allocated expenses	$180.1	$91.2	$0.7	$(4.5)	$267.5
Depreciation and amortization	144.1	125.1	0.7	1.7	271.6
Less: Deferred financing costs	―	―	―	(1.2)	(1.2)
Segment EBITDA	324.2	216.3	1.4	(4.0)	537.9
Plus: Inventory step-up	0.6	2.2	―	―	2.8
Adjusted Segment EBITDA and Non-allocated expenses	$324.8	$218.5	$1.4	$(4.0)	$540.7

Segment EBITDA Margins	16.5%	14.0%
Adjusted Segment EBITDA Margins	17.1%	14.2%

	North American Corrugated	Brazil Corrugated	Other	Total Corrugated Packaging

Segment Net sales	$1,762.3	$86.7	$115.3	$1,964.3
Less: Trade sales	(65.1)	—	—	(65.1)
Adjusted Segment Sales	$1,697.2	$86.7	$115.3	$1,899.2

Segment income	$169.6	$10.0	$0.5	$180.1
Depreciation and amortization	130.0	11.4	2.7	144.1
Segment EBITDA	299.6	21.4	3.2	324.2
Plus: Inventory step-up	0.5	0.1	―	0.6
Adjusted Segment EBITDA	$300.1	$21.5	$3.2	$324.8

Segment EBITDA Margins	17.0%	24.7%		16.5%
Adjusted Segment EBITDA Margins	17.7%	24.8%		17.1%

Adjusted Free Cash Flow

WestRock uses the non-GAAP financial measure “Adjusted Free Cash Flow.” Management believes this non-GAAP financial measure provides WestRock’s board of directors, investors, potential investors, securities analysts and others with useful information to evaluate its performance relative to other periods because it excludes certain cash restructuring and other costs, net of tax that management believes are not indicative of the ongoing operating results of the business. WestRock believes that the most directly comparable GAAP measure is “Net cash provided by operating activities.”

Set forth below is a reconciliation of “Adjusted Free Cash Flow” to Net cash provided by operating activities for the three months ended December 31, 2016 (in millions).

Net cash provided by operating activities	$517.4
Less: Capital expenditures	(176.1)
Free Cash Flow	341.3
Plus: Cash Restructuring and other costs, net of income tax expense of $13.6	27.5
Adjusted Free Cash Flow	$368.8

Adjusted Net Income and Adjusted Earnings per Diluted Share

WestRock uses the non-GAAP financial measures “adjusted net income” and “adjusted earnings per diluted share.” Management believes these non-GAAP financial measures provide WestRock’s board of directors, investors, potential investors, securities analysts and others with useful information to evaluate its performance because they exclude restructuring and other costs, net, and other specific items that management believes are not indicative of the ongoing operating results of the business. WestRock and its board of directors use these measures to evaluate its performance relative to other periods. WestRock believes that the most directly comparable GAAP measures are Net income attributable to common stockholders and Earnings per diluted share, respectively. At the beginning of this press release is a reconciliation of Earnings per diluted share to Adjusted earnings per diluted share. Set forth below is a reconciliation of Adjusted net income to Net income attributable to common stockholders (in millions).

Three Months Ended
December 31, 2016

Net Income attributable to common stockholders	$80.9

Restructuring and other items, net of income tax expense of $23.9 (1)	63.8
One-time state tax benefit	(23.8)

Adjusted net income	$120.9

 (1) See “Restructuring and Other Items”

CONTACT:

WestRock

Investors:	Media:
Matt Tractenberg, 470-328-6327	Chris Augustine, 470-328-6305
Vice President, Head of Investor Relations	Director, Corporate Communications
matt.tractenberg@westrock.com	mediainquiries@westrock.com

John Stakel, 678-291-7901
Senior Vice President - Treasurer
john.stakel@westrock.com